UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 16, 2004

AEROGEN, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-31913	33-0488580
(Commission File No.)	(IRS Employer Identification No.)

2071 Stierlin Court, Suite 100

Mountain View, CA 94043

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 864-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.               Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 16, 2004, Aerogen, Inc. (the “Company”) issued a press release announcing the resignation of Philip Young from the Company’s board of directors (the “Board”) effective immediately.  Mr. Young resigned due to his commitments as a General Partner of U.S. Venture Partners and will be succeeded as a member of the Board by Robert L. Roe, M.D.

In addition, Dr. Roe will serve on the audit committee of the Board (the “Audit Committee”).  Bernard Collins, a current member of the Board and Audit Committee, has been appointed Chairman of the Audit Committee.

A copy of the press release announcing the resignation of Mr. Young and appointment of Dr. Roe is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

Item 9.01.               Financial Statements and Exhibits.

(c)           Exhibits:

99.1          Press Release, dated December 16, 2004, entitled “Aerogen, Inc. Appoints Robert Roe, M.D., to Board of Directors.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AEROGEN, INC.

Dated: December 17, 2004	By:	/s/ Robert S. Breuil
	Name:	Robert S. Breuil
	Title:	Chief Financial Officer and Vice
President of Corporate Development

EXHIBITS

99.1                           Press Release, dated December 16, 2004, entitled “Aerogen, Inc. Appoints Robert Roe, M.D., to Board of Directors.”